                                                                     Exhibit 4.b

                 AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         AMENDMENT NO. 5, dated May 2, 2003, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Huffy Service First, Inc. ("HSFI"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, HSFI, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada), Inc. ("Creative Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

                              W I T N E S S E T H :

         WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions party thereto as lenders (each individually, a "Lender" and collectively, "Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, and Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

         WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders make certain amendments to the Loan Agreement; and

         WHEREAS, by this Amendment No. 5, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

         1.  DEFINITIONS.

                  (a) ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, each such definition.

                      (i) "Amendment No. 5" shall mean Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                      (ii) "Revolving Loan Limit" shall mean, as to each Borrower, at any time, the amount equal to $75,000,000 minus the then outstanding principal amount of the Revolving Loans and Letter of Credit Accommodations provided to the other Borrowers.

(b)      AMENDMENTS TO DEFINITIONS.

                      (i) All references to the term "Lenders" herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, collectively, the Revolving Loan Lenders and the Term Loan Lender (sometimes being referred to individually as a "Lender"), EXCEPT THAT for purposes of Sections 1.15, 1.63, 1.125, 2.1(b), (d) and (e), 2.2, 2.3, 2.4, 6.5(b), 6.12, 12.8 and 13.1(b) all references to the term "Lenders" in such Sections shall be deemed and each such reference is hereby amended to mean the Revolving Loan Lenders; PROVIDED, THAT, the reference to "Lenders" in clause (b) of the proviso of Section 12.8 shall be deemed to mean the Revolving Loan Lenders and the Term Loan Lender.

                      (ii) All references to the term "Loans" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the Revolving Loans and the Term Loan (sometimes referred to individually as a "Loan"), EXCEPT THAT for purposes of Sections 1.15, 1.125, 2.1(b), (d) and (e), 2.2, 2.3, 2.4, 6.5(b), 6.12 and 12.8,
all references to the term "Loans" in such Sections and each such reference is hereby amended to mean the Revolving Loans.

                  (c) INTERPRETATION. For purposes of this Amendment No. 5, unless otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the respective meanings given to such terms in the Loan Agreement.

         2. EXCESS AVAILABILITY. Section 1.59 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  ""Excess Availability" shall mean, as to each Borrower, the US Dollar Equivalent of the amount, as determined by Agent, calculated at any time, equal to (a) the lesser of: (i) the Borrowing Base of such Borrower, or (ii) the Revolving Loan Limit of such Borrower, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (other than pursuant to its guarantee of the Obligations of the other Borrowers), plus (ii) the aggregate amount of all trade payables and other obligations of such Borrower which are more than sixty (60) days past due as of such time."

         3. INTEREST RATE. Section 1.80(c) of the Loan Agreement is hereby amended by adding the phrase "or the Revolving Loan Limit of such Borrower" after the phrase "Borrowing Base of such Borrower" in such Section.

         4. MAXIMUM CREDIT. Section 1.89 of the Loan Agreement is hereby amended by deleting the reference therein to "$75,000,000" and substituting "$90,000,000" therefor.

         5. US LOAN LIMIT. Section 1.133 of the Loan Agremeent is hereby amended by deleting the reference therein to "Maximum Credit" and substituting "Revolving Loan Limit" therefor.

6.       REVOLVING LOAN FACILITY.

                  (a) Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                      "Subject to and upon the terms and conditions contained
                  herein, each US Lender severally (and not jointly) agrees to fund its Pro Rata Share of US Dollar Loans to each US Borrower from time to time in amounts requested by such Borrower (or on its behalf by Huffy), up to the amount at any time outstanding equal to the lesser of the US Borrowing Base of such Borrower at such time or the Revolving Loan Limit of such Borrower, subject to the limitation that the aggregate amount outstanding of such US Dollar Loans shall not exceed the US Loan Limit at such time."

                  (b) Section 2.1(c) is hereby deleted in its entirety and the following substituted therefor:

                      "(c) In the event that the aggregate principal amount of
                  the Revolving Loans and Letter of Credit Accommodations outstanding to a Borrower exceed the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower, or the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations based on the Eligible Inventory of a

                  Borrower exceed the Inventory Loan Limit of such Borrower, or the aggregate principal amount of Revolving Loans based on the Eligible Inventory of all Borrowers exceeds any of the applicable sublimits with respect thereto set forth above, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(d), or the aggregate amount of the Revolving Loans and Letter of Credit Accommodations made under the Canadian Facility exceed the Canadian Loan Limit or the aggregate amount of the Revolving Loans and Letter of Credit Accommodations under the US Credit Facility exceed the US Loan Limit or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and US Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent and Canadian Borrower shall, upon demand by Agent which may be made at any time or from time to time immediately repay to Canadian Lender, the entire amount of any such excess(es) for which payment is demanded."

                  (c) Section 2.1(e) of the Loan Agreement is hereby amended by deleting the reference therein to "Maximum Credit" and substituting "Revolving Loan Limit" therefor.

         7. MAXIMUM CREDIT; INVENTORY LOAN LIMIT. Section 2.4 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                      "2.4. MAXIMUM CREDIT; INVENTORY LOAN LIMIT. Except in
                  Agent's discretion, with the consent of all Lenders, (a) the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Loan Limit; (b) the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations outstanding at any time to US Borrowers shall not exceed the lesser of the US Borrowing Base or the US Loan Limit; (c) the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations outstanding at any time to Canadian Borrower shall not exceed the lesser of the Canadian Borrowing Base or the Canadian Loan Limit, (d) the aggregate amount of the Revolving Loans based on Eligible Inventory outstanding at any time (and including as such Loans for this purpose the portion of any Letter of Credit Accommodations used for the purpose of purchasing Inventory not subject to a reserve as provided in Section 2.2(c) hereof) outstanding at any time shall not exceed $50,000,000; (e) the aggregate amount of the Revolving Loans based on Eligible Inventory consisting of raw materials outstanding at any time shall not exceed $5,000,000; and (f) the aggregate amount of Loans and Letter of Credit Accommodations shall not exceed the Maximum Credit."

         8. MANDATORY PREPAYMENTS. Section 6.5(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: 1.

                      "(a) In the event that the aggregate amount of the
                  Revolving Loans and the Letter of Credit Accommodations made or provided to any Borrower outstanding at any time shall exceed the Borrowing Base or the Revolving Loan Limit of such Borrower, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(d), or the aggregate amount of Revolving Loans made or provided to any Borrower at any time with respect to Eligible Inventory shall exceed the applicable Inventory Loan Limit, or the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall exceed the Maximum Credit or the aggregate amount of the Revolving Loans and Letter of Credit Accommodations made under the Canadian Credit Facility exceed the Canadian Borrowing Base or the Revolving Loan Limit of Canadian Borrower or the Canadian Loan Limit or the aggregate amount of the Revolving Loans and Letter of Credit Accommodations made under the US Credit Facility exceed the US Borrowing Base or the Revolving Loan Limit of any US Borrower or the US Loan Limit, such event shall not limit, waive or otherwise affect any rights of Agent and Revolving Loan Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately pay to Agent, for the ratable benefit of Revolving Loan Lenders, the entire amount of any such excess(es) for which payment is demanded or provide cash collateral up to such amount as may be required by Agent."

         9. TERM. Section 13.1(b) of the Loan Agreement is hereby amended by deleting each reference therein to "Maximum Credit" and substituting "$75,000,000" therefor.

         10. REPRESENTATIONS AND WARRANTIES. In addition to the continuing representations, warranties and covenants hereafter made by Borrowers or Guarantors to Agent and Lenders pursuant to the other Financing Agreements, Borrowers and Guarantors, jointly and severally, hereby represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Agent or any Lender to Borrowers:

                  (a) This Amendment No. 5 has been duly authorized, executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their terms.

                  (b) No Event of Default exists or has occurred as of the date of this Amendment No. 5.

         11. CONDITIONS PRECEDENT. The effectiveness of the amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

                  (a) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default; and

                  (b) Agent shall have received an original of this Amendment No. 5, duly authorized, executed and delivered by Borrowers and Guarantors.

         12. EFFECT OF THIS AMENDMENT. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 5 or with respect to the subject matter of this Amendment No. 5. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 5, the provisions of this Amendment No. 5 shall control. The Loan Agreement and this Amendment No. 5 shall be read and construed as one agreement.

         13. GOVERNING LAW. The validity, interpretation and enforcement of this Amendment No. 5 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by and interpreted and determined in accordance with the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

         14. BINDING EFFECT. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         15. COUNTERPARTS. This Amendment No. 5 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 5, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 5, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 5 as to such party or any other party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed on the day and year first written.

BORROWERS:
----------


HUFFY CORPORATION                                             HUFFY SERVICE FIRST, INC.

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Vice President - Finance                              By:  Treasurer
      -----------------------------------------------            --------------------------------------------------
        Chief Financial Officer and Treasurer


AMERICAN SPORTS DESIGN                                        GEN-X SPORTS INC.
COMPANY

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Vice President and Treasurer                          By:  Vice President and Treasurer
      -----------------------------------------------            -----------------------------------------


GEN-X SPORTS CANADA INC.

By:  /s/ Robert W. Lafferty
   --------------------------------------------------

Title:  Treasurer
      -----------------------------------------------



                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:
-----------


HUFCO-DELAWARE COMPANY                                        HUFFY RISK MANAGEMENT, INC.

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Treasurer                                             By:  Vice President - Finance
      -----------------------------------------------            --------------------------------------------------


HUFFY SPORTS, INC.                                            HCAC, INC.

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Treasurer                                             By:  Treasurer
      -----------------------------------------------            --------------------------------------------------


TOMMY ARMOUR GOLF COMPANY                                     LAMAR SNOWBOARDS INC.

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Treasurer                                             By:  Treasurer
      -----------------------------------------------            --------------------------------------------------


GEN-X SPORTS SARL                                             GEN-X SPORTS LTD.

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Manager                                               By:  Treasurer
      -----------------------------------------------            --------------------------------------------------


FIRST TEAM SPORTS, INC.                                       HESPELER HOCKEY HOLDING, INC.

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Treasurer                                             By:  Treasurer
      -----------------------------------------------            --------------------------------------------------

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


GEN-X SPORTS OUTLET INC.                                      LEHIGH AVENUE PROPERTY
                                                              HOLDINGS, INC.


By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Treasurer                                             By:  Treasurer
      -----------------------------------------------            --------------------------------------------------


CREATIVE RETAIL SERVICES, INC.                                CREATIVE RETAIL SERVICES
                                                              (CANADA), INC.

By:  /s/ Robert W. Lafferty                                   By:  /s/ Robert W. Lafferty
   --------------------------------------------------            --------------------------------------------------

Title:  Treasurer                                             By:  Treasurer
      -----------------------------------------------            --------------------------------------------------


MCCALLA COMPANY

By:  /s/ Robert W. Lafferty
   --------------------------------------------------

Title:  Treasurer
      -----------------------------------------------

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT:
------

CONGRESS FINANCIAL CORPORATION
  (CENTRAL), as Agent

By:  /s/ Thomas C. Lannon
   --------------------------------------------------

Title:  Vice President
      -----------------------------------------------

US LENDER:
---------

CONGRESS FINANCIAL CORPORATION
  (CENTRAL)

By:  /s/ Thomas C. Lannon
   --------------------------------------------------

Title:  Vice President
      -----------------------------------------------

CANADIAN LENDER:
---------------

CONGRESS FINANCIAL CORPORATION
  (CANADA)

By:  /s/ Thomas C. Lannon
   --------------------------------------------------

Title:  Vice President
      -----------------------------------------------

TERM LOAN LENDER:
----------------

ABLECO FINANCE LLC

By:  /s/ Alexander J. Ornstein
   --------------------------------------------------

Title:  Vice President
      -----------------------------------------------